SECURITY BENEFIT(SM)
                                                     SECURITY DISTRIBUTORS, INC.

                                                MARKETING ORGANIZATION AGREEMENT
                                                             COMMISSION SCHEDULE

                                  EliteDesigns Variable Annuity (the "Contract")
                                 Issued by First Security Benefit Life Insurance
                                                 and Annuity Company of New York


COMMISSIONS - This Commission Schedule is hereby made a part of and amends your Marketing Organization Agreement (hereinafter called the "Agreement"), with Security Distributors, Inc. (hereinafter called "SDI"), and commissions payable hereunder are subject to the provisions contained in the Agreement and this Commission Schedule. Minimum Purchase Payments are as set out in the applicable prospectus and Contract. Commissions to a Marketing Organization are equal to a percentage of each Purchase Payment written by Marketing Organization, as follows:

1. UP FRONT COMMISSIONS: No upfront commission is payable to the Marketing Organization on Purchase Payments made with respect to each particular Contract.

2. ASSET-BASED COMMISSIONS: No asset based commission is payable to Marketing Organization.

3. CONTRACT DATE: For the purpose of this Commission Schedule, the term "Contract Date" shall be the date the first Purchase Payment is credited to the Contract.


4. DEATH BENEFIT APPLIED TO ANNUITY OPTION: In the event that a beneficiary of a Contract under this Commission Schedule applies the death benefit to one of the annuity options under the Contract, no commission will be payable upon such application.


5. ANNUITIZATION: No Annuitization Fee will be paid to the Marketing Organization who secures from the Contract Owner (or his or her beneficiary) the proper forms and information to commence an immediate life contingent annuity option under the Contract and significantly assists the client and insurer in such settlement.


6. COMMISSION CHARGEBACK PROVISIONS: No commission chargebacks are applicable to any partial withdrawals, full surrenders, death claims or free look surrenders


7. CHANGE OF COMMISSION SCHEDULE: Notwithstanding any other provision of the Agreement to the contrary, the following provision shall apply. SDI reserves the right at any time, with or without notice, to change, modify or discontinue the commissions, asset-based commissions or any other compensation payable under this Commission Schedule.


8. CHANGE OF DEALER: A Contract Owner shall have the right to designate a new marketing organization, or terminate a marketing organization without designating a replacement, by sending written notice of such designation or termination to SDI.


THIS COMMISSION SCHEDULE replaces any previous Commission Schedule for the Variable Annuity Contract listed above as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.

By:        Gregory J. Garvin
       --------------------------

Title:         President
       --------------------------

                                                            SECURITY BENEFIT(SM)
                                                     SECURITY DISTRIBUTORS, INC.

                                                MARKETING ORGANIZATION AGREEMENT
                                                             COMMISSION SCHEDULE

                                  EliteDesigns Variable Annuity (the "Contract")
                                 Issued by First Security Benefit Life Insurance
                                                 and Annuity Company of New York


MARKETING ORGAINZAITON:

EFFECTIVE DATE:



COMMISSIONS - This Commission Schedule is hereby made a part of and amends your Marketing Organization Agreement (hereinafter called the "Agreement"), with Security Distributors, Inc. (hereinafter called "SDI"), and commissions payable hereunder are subject to the provisions contained in the Agreement and this Commission Schedule. Minimum Purchase Payments are as set out in the applicable prospectus and Contract. Commissions to a Marketing Organization are equal to a percentage of each Purchase Payment written by Marketing Organization, as follows:



3. UP FRONT COMMISSIONS: No upfront commission is payable to the Marketing Organization on Purchase Payments made with respect to each particular Contract.

4. ASSET-BASED COMMISSIONS: No asset based commission is payable to Marketing Organization.


8. CONTRACT DATE: For the purpose of this Commission Schedule, the term "Contract Date" shall be the date the first Purchase Payment is credited to the Contract.


9. DEATH BENEFIT APPLIED TO ANNUITY OPTION: In the event that a beneficiary of a Contract under this Commission Schedule applies the death benefit to one of the annuity options under the Contract, no commission will be payable upon such application.


10. ANNUITIZATION: No Annuitization Fee will be paid to the Marketing Organization who secures from the Contract Owner (or his or her beneficiary) the proper forms and information to commence an immediate life contingent annuity option under the Contract and significantly assists the client and insurer in such settlement.


11. COMMISSION CHARGEBACK PROVISIONS: No commission chargebacks are applicable to any partial withdrawals, full surrenders, death claims or free look surrenders


12. CHANGE OF COMMISSION SCHEDULE: Notwithstanding any other provision of the Agreement to the contrary, the following provision shall apply. SDI reserves the right at any time, with or without notice, to change, modify or discontinue the commissions, asset-based commissions or any other compensation payable under this Commission Schedule.


9. CHANGE OF DEALER: A Contract Owner shall have the right to designate a new marketing organization, or terminate a marketing organization without designating a replacement, by sending written notice of such designation or termination to SDI.

THIS COMMISSION SCHEDULE replaces any previous Commission Schedule for the Variable Annuity Contract listed above as of the Effective Date set forth above.

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
MARKETING ORGANIZATION                                                                                   SECURITY DISTRIBUTORS, INC.



 ----------------------------------------------------------------
              Print Name of Marketing Organization                       By
| | Individual           | | Partnership       | | Corporation                 -----------------------------------------------------

----------------------------------------------------------------
 Print Name of Principal Officer if a Partnership or Corporation         Title
                                                                               -----------------------------------------------------

By                                                                       Date
    -------------------------------------------------------------              -----------------------------------------------------
            Signature of Individual or Principal Officer


Date
    -----------------------------------------------------------

APPROVED BY:

----------------------------------------------------------------
Print Name of Sponsoring Marketing Organization (if applicable)


By
   -------------------------------------------------------------
                   Signature of Principal Officer


 Effective Date of Agreement
                                    ----------------------------
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